Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Board of Directors
Dutch Bros Inc.:
We consent to the use of our report dated June 10, 2021, with respect to the balance sheet of Dutch Bros Inc., incorporated herein by reference.
/s/ KPMG LLP
Portland, Oregon
September 17, 2021